As filed with the Securities and Exchange Commission on September 23, 1997
                                                Registration No. 33-____

           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549

                         FORM S-8


     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    TRIGEN ENERGY CORPORATION

     (Exact name of registrant as specified in its charter)

     Delaware                                     13-3378939

(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

One Water Street                                    10601
White Plains, New York 10601
                                                  (Zip Code)
(Address of Principal Executive Offices)

                    1994 Stock Incentive Plan

                    (Full title of the Plan)

                              EUGENE E. MURPHY
               Vice President, General Counsel
                         and Secretary
                             One Water Street
                    White Plains, New York  10601

              (Name and address of agent for service)

                          (914) 286-6600

  (Telephone number, including area code, of agent for service)

                              with copies to:

                           E. WILLIAM BATES, II
                                   King & Spalding
                                120 West 45th Street
                              New York, New York 10036
                                    (212) 556-2100

                         CALCULATION OF REGISTRATION FEE

Title of                      Proposed maxi- Proposed maximum    Amount of
securities to  Amount to be   mum offering   aggregate offering  registration
be registered  registered     price per unit(1)   price(1)       fee
------------------------------------------------------------------------------

Common Stock,  950,000        23.8375        $22,645,625         $6,862.31
$.01 par value
------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low reported sales price of the Registrant's common stock on the New York Stock Exchange as of September 19, 1997.

                          EXPLANATORY STATEMENT

     On September 6, 1994, Trigen Energy Corporation filed a Registration Statement on Form S-8 (Registration No. 33-83736) (the "Earlier Registration Statement"). The contents of the Earlier Registration Statement are hereby incorporated by reference into this Registration Statement.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

     Exhibit        Description

     5*             Opinion of King & Spalding.

     10*            Amendment No. 1 to 1994 Stock Incentive Plan

     23.1*          Consent of KPMG Peat Marwick.

     23.2*          Consent of King & Spalding (included in Exhibit 5).

____________________
*    Filed herewith

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on this 23rd day of September, 1997.

                              TRIGEN ENERGY CORPORATION


                              By /s/ Thomas R. Casten
                              Thomas R. Casten
                              Director, President and
                              Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Thomas R. Casten and Mr. Richard E. Kessel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 23, 1997.

     Signature                                    Title

     /s/ Thomas R. Casten               Director, President and Chief
-----------------------------------     Executive Officer (Principal
          Thomas R. Casten              Executive Officer)

     /s/ David H. Kelly                 Vice President--Finance,
-----------------------------------     Chief Financial Officer
          David H. Kelly

     /s/ Daniel J. Samela               Controller (Principal Accounting
-----------------------------------     Officer)
         Daniel J. Samela

     /s/ Richard E. Kessel              Director, Executive Vice
-----------------------------------     President, Chief Operating
          Richard E. Kessel             Officer

     /s/ George F. Keane                Director and Chairman of the
-----------------------------------     Board
          George F. Keane

     /s/ Philippe Brongniart            Director
-----------------------------------
          Philippe Brongniart

     /s/ Dominique Mangin d'Ouince      Director
-----------------------------------
         Dominique Mangin d'Ouince

     /s/ Patrick Desnos                 Director
-------------------------------
          Patrick Desnos

     /s/ Michel Bleitrach               Director
----------------------------------
          Michel Bleitrach

          Francois Faessel              Director

          Michel Cassou                  Director

     /s/ Charles E. Bayless             Director
----------------------------------
          Charles E. Bayless

     /s/ Jonathan O'Herron              Director
----------------------------------
          Jonathan O'Herron